                                                                    EXHIBIT 10.3

                                 AMENDMENT TO
                       WESTMORELAND EMPLOYMENT AGREEMENT

     This Amendment to an Employment Agreement dated as of March 7, 2001 ("Amendment") is made and entered into between Onvia.com, Inc., a Delaware corporation ("Company") and Clark C. Westmoreland, an individual ("Employee") as of April 16, 2001.

                                    Recitals

     A. Employee and Company entered into that certain Employment Agreement dated as of March 7, 2001("Employment Agreement").

     B. Employee and Company want to amend the Employment Agreement on the terms and conditions set forth in this Amendment.

     C. Capitalized terms used, but not specifically defined, in this Amendment have the meaning attributed to them in the Employment Agreement.

                                   Agreement

     Employee and Company agree as follows:

1. Change of Control. Section 7 (Change of Control) of the Employment Agreement is deleted in its entirety and replaced with the following:

     "Upon Change of Control, fifty percent (50%) of any unvested shares in the Company or any successor company shall vest immediately as of the date of notification of the transaction that will result in Change of Control. In addition, if termination, demotion, change in primary job duties, relocation or reduction of compensation occurs within twelve (12) months of a Change of Control, all remaining unvested shares (100%) in the Company or any successor company shall vest and become exercisable immediately in addition to any compensation and benefits available under paragraphs 4 and
     6. Change of Control is defined as including but not limited to events described in the Stock Option Plan as constituting a Change of Control and the following: to the sale of all or substantially all of the assets of the Company, a change of ownership of 50% of the stock of the Company, a merger, acquisition or consolidation of the Company with or into another corporation other than a merger, acquisition or consolidation in which the holders of more than 50% of the shares of the capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction, or change of the President of the Company."

2. Effect of Amendment. Except as specifically modified by this Amendment, the Employment Agreement remains in full force and effect, without other modification, as originally stated. All provisions of the Employment Agreement which are inconsistent with this Amendment are superceded by this Amendment.

3. Execution. This Amendment shall not be deemed effective until executed and delivered by the parties hereto.

                           [signatures on next page]

DATED as of the date first written above.

                                       EMPLOYEE:

                                       CLARK C. WESTMORELAND, an individual



                                       By:  /s/ Clark C. Westmoreland
                                           -------------------------------------
                                           Clark C. Westmoreland


                                       COMPANY:

                                       ONVIA.COM, INC., a Delaware corporation



                                       By:  /s/ Michael D. Pickett
                                           -------------------------------------
                                           Michael D. Pickett, President and CEO